                         SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C. 20549

                                     FORM 8-K

                                  CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15 (d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of earliest event reported):   May 29, 1997
                                                  -------------------



                             ULTIMATE ELECTRONICS, INC.
              --------------------------------------------------------
               (Exact name of registrant as specified in its charter)


         DELAWARE                     0-22532                   84-0585211
--------------------------------------------------------------------------------
  (State or other jurisdiction       (Commission               (IRS Employer
      of incorporation)              File Number)           Identification No.)


321-A West 84th Avenue, Thornton, Colorado                            80221
--------------------------------------------------------------------------------
  (Address of principal executive offices)                          (Zip Code)



     Registrant's telephone number, including area code:  (303) 412-2500
                                                          --------------

                             ULTIMATE ELECTRONICS, INC.
                      Information to be included in the Report

ITEM 5.  OTHER EVENTS.

     At 6:00 a.m., Mountain Standard Time, on May 29, 1997, Ultimate Electronics, Inc. (the "Company") issued the following press release relating to its operating results for the quarter ended April 30, 1997.

The Company reported a net loss for the first quarter ended April 30, 1997 of $311,000, or 4 cents per share on 6,995,000 shares outstanding, compared to a net loss of $653,000 or 9 cents per share on 6,995,000 shares outstanding for the same quarter in the prior year.

Sales for the quarter ended April 30, 1997 were $55,508,000, a 7% decrease from sales of $59,615,000 for the same period in the prior year. Comparable store sales decreased 15% for the quarter. Gross margins on sales for the quarter were 26.0%, up from 25.0% for the same quarter in the prior year.

Selling, general and administrative expenses for the first quarter ended April 30, 1997 decreased to $14.2 million (25.5% of net sales) from $15.2 million (25.5% of net sales) for the same quarter in the prior year. The $1.0 million decrease in expenses compared to the same period in the prior year was primarily the result of lower sales commissions, bankcard fees and other sales related costs associated with the lower sales volume, as well as reduced advertising and preopening costs. Management has addressed the lower sales trend during the current year by reducing variable costs where appropriate throughout the Company. Interest expense increased to $783,000 for the quarter from $743,000 for the same period in the prior year primarily due to a slightly higher interest rate on amounts outstanding under the Company's revolving line of credit.

On March 4, 1997, the Company announced the signing of a definitive merger agreement pursuant to which the Company will acquire all of the shares of Audio King Corporation (NASDAQ: AUDK) for stock and cash. Audio King, a consumer specialty electronics company, operates 11 retail stores; eight in Minnesota, two in Iowa and one in South Dakota. The merger is subject to various conditions, including approval of Audio King shareholders, registration under the Ultimate Electronics shares to be issued, final approval by Ultimate Electronics' bank and completion of due diligence by both parties. The merger is expected to be completed by early summer.

Ultimate Electronics is a leading specialty retailer of home entertainment and consumer electronics products in Colorado, Idaho, Oklahoma, Nevada, New Mexico and Utah. The Company currently operates 18 stores, including nine stores in Colorado under the trade name SoundTrack and nine stores outside Colorado under the trade name Ultimate Electronics.

This news release contains forward-looking statements, which are subject to risks and uncertainties, including, but not limited to, the consummation of the proposed merger, the effects of the proposed merger, the ability of the Company to combine the two companies profitably, as well as risks regarding increases in promotional activities of competitors, changes in consumer buying attitudes, the presence or absence of new products or product features in the Company's merchandise categories, changes in vendor support for advertising and promotional programs, changes in the Company's merchandise sales mix and economic conditions.

Ultimate Electronics
First Quarter Results
Page 2
May 29, 1997

                                       SELECTED FINANCIAL INFORMATION
                                                  (Unaudited)


                                      QUARTER ENDED       % OF        QUARTER ENDED       % OF
                                      --------------      ----        --------------      ----
                                      APRIL 30, 1997      SALES       APRIL 30, 1996      SALES
                                      --------------      -----       --------------      -----
SALES                                   $55,508,000                     $59,615,000

GROSS PROFIT                             14,450,000        26.0%         14,901,000        25.0%

SELLING, GENERAL & ADMINISTRATION        14,160,000        25.5%         15,194,000        25.5%

INCOME (LOSS) FROM OPERATIONS               290,000          .5%           (293,000)        (.5%)

INTEREST EXPENSE                            783,000         1.4%            743,000         1.2%

INCOME (LOSS) BEFORE TAXES                 (493,000)        (.9%)        (1,036,000)       (1.7%)

INCOME TAX EXPENSE (BENEFIT)               (182,000)        (.3%)          (383,000)        (.6%)

NET INCOME (LOSS)                          (311,000)        (.6%)          (653,000)       (1.1%)

EARNINGS (LOSS) PER SHARE                     $(.04)                          $(.09)

AVERAGE SHARES OUTSTANDING                6,995,000                       6,995,000


                                        SUMMARY BALANCE SHEETS
                                              (Unaudited)


                                                      APRIL 30, 1997        JANUARY 31, 1997
                                                      --------------        ----------------

     ASSETS:
     CURRENT ASSETS:
       CASH                                               $4,138,000                $764,000
       ACCOUNTS RECEIVABLE                                13,089,000              13,788,000
       MERCHANDISE INVENTORIES                            39,249,000              41,414,000
       OTHER ASSETS                                          771,000                 642,000
                                                             -------                 -------
         TOTAL CURRENT ASSETS                             57,247,000              56,608,000
     PROPERTY AND EQUIPMENT, NET                          44,560,000              44,632,000
     PROPERTY UNDER CAPITAL LEASES                           952,000               1,019,000
     OTHER ASSETS                                            996,000               1,051,000
     TOTAL ASSETS                                       $103,755,000            $103,310,000
                                                        ------------            ------------
                                                        ------------            ------------
     LIABILITIES AND STOCKHOLDERS' EQUITY:
     CURRENT LIABILITIES:
       ACCOUNTS PAYABLE                                  $21,475,000             $21,651,000
       OTHER LIABILITIES                                   5,342,000               7,089,000
         TOTAL CURRENT LIABILITIES                        26,817,000              28,740,000
     NOTE PAYABLE                                         19,897,000              17,237,000
     TERM LOANS                                              858,000                 928,000
     BONDS PAYABLE                                        13,000,000              13,000,000
     DEFERRED TAX LIABILITY                                  860,000                 695,000
     CAPITAL LEASE OBLIGATIONS                               931,000               1,007,000
     STOCKHOLDERS' EQUITY                                 41,392,000              41,703,000
                                                          ----------              ----------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY         $103,755,000            $103,310,000

                                     -End-

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   ULTIMATE ELECTRONICS, INC.


Date:  June 9, 1997                    By:  /s/ Alan E. Kessock
                                          ---------------------------
                                          Alan E. Kessock
                                          Vice President of Finance